Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On November 21, 2019, Amgen Inc. (Amgen) completed the acquisition (the “Acquisition”) of certain assets and liabilities associated with the worldwide rights to Otezla® (apremilast) from Celgene Corporation (Celgene) for an aggregate purchase price of $13.4 billion in cash pursuant to an Asset Purchase Agreement (as amended, the “APA”), dated August 25, 2019, between Amgen and Celgene. Amgen and Celgene entered into the APA in connection with the merger between Celgene and Bristol-Myers Squibb Company, which was completed on November 20, 2019.
The following tables present Amgen’s statements of income and balance sheet on a pro forma condensed combined basis after giving effect to the Acquisition. The information in the tables below under the heading “Unaudited Pro Forma Condensed Combined Statement of Income” for the nine months ended September 30, 2019 and the year ended December 31, 2018 give effect to the Acquisition as if it had taken place on January 1, 2018 (the “Pro Forma Statements of Income”). The information in the table below under the heading “Unaudited Pro Forma Condensed Combined Balance Sheet” as of September 30, 2019 gives effect to the Acquisition as if it had taken place on September 30, 2019 (the “Pro Forma Balance Sheet”). The Pro Forma Statements of Income and the Pro Forma Balance Sheet, and accompanying notes (collectively the “Pro Forma Financial Statements”), were prepared using the cost accumulation and allocation method, as the Acquisition was considered to be an asset acquisition under U.S. generally accepted accounting principles (GAAP).
The historical financial information of Amgen being presented in these Pro Forma Financial Statements is derived from Amgen's unaudited condensed consolidated statement of income for the nine-months ended September 30, 2019, audited consolidated statement of income for the fiscal year ended December 31, 2018 and unaudited condensed consolidated balance sheet as of September 30, 2019, which were prepared in accordance with GAAP.
The historical financial information of Otezla® being presented in these Pro Forma Financial Statements is based on the Special Purpose Statements of Assets Acquired and Liabilities Assumed and Special Purpose Statements of Revenues and Direct Expenses (the “Special Purpose Financial Statements”), which are in an abbreviated format and are presented in lieu of the financial information otherwise required by Rule 3-05 of Regulation S-X. The historical abbreviated financial information of Otezla® is derived (“carved-out”) from Celgene’s combined financial statements, including the unaudited condensed combined statement of income for the nine months ended September 30, 2019, the audited combined statement of income for the year ended December 31, 2018 and the unaudited condensed combined balance sheet as of September 30, 2019, which were prepared in accordance with GAAP. Note 1 to the Special Purpose Financial Statements included in Exhibit 99.1 of this Form 8-K/A provides further information regarding the basis of preparation and allocations made in the Special Purpose Financial Statements. The Special Purpose Financial Statements only reflect the assets and liabilities conveyed in the APA, and do not purport to reflect the financial position and results of operations of Otezla® had such business operated on a stand-alone basis during the periods presented.
The assumptions and estimates underlying the unaudited adjustments to the Pro Forma Financial Statements are described in the accompanying notes, which should be read together with the Pro Forma Financial Statements. In addition, the Pro Forma Financial Statements should be read in conjunction with the following:

•	Amgen’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (SEC) on February 13, 2019;

•	Amgen’ Quarterly Report on Form 10-Q for the period ended September 30, 2019 filed with the SEC on October 30, 2019;

•
Otezla® Product Line of Celgene Corporation and Subsidiaries’ audited special-purpose statements as of December 31, 2018 and the year ended December 31, 2018 included in Exhibit 99.1 of this Form 8-K/A; and

•
Otezla® Product Line of Celgene Corporation and Subsidiaries’ unaudited special-purpose statements as of September 30, 2019 and December 31, 2018 (audited) and for the nine months ended September 30, 2019 and 2018 included in Exhibit 99.2 of this Form 8-K/A.

The Pro Forma Financial Statements have been prepared for illustrative purposes only and are based on assumptions and estimates considered appropriate by Amgen’s management. However, they do not necessarily reflect what the combined company’s financial condition or results of income would have been had the Acquisition occurred on the dates set forth above, nor do they purport to be indicative of the future financial condition and results of income of the combined company. The Pro Forma Statements of Income are not indicative of the income of the combined company going forward because the Special Purpose Financial Statements necessarily exclude various operating expenses of Otezla®.

These Pro Forma Financial Statements do not consider any impacts of integration costs, potential revenue enhancements, anticipated cost savings and expense efficiencies, or other synergies that may result from the Acquisition or any strategies that management may consider in order to continue to efficiently manage the income of Otezla®. The adjustments included in these Pro Forma Financial Statements are preliminary and may be revised.
The Pro Forma Financial Statements have been compiled in a manner consistent with the accounting policies adopted by Amgen. Management’s review to date has determined that no significant adjustments are necessary to conform the Special Purpose Financial Statements of Otezla® to the accounting policies used by Amgen. As a result of management’s ongoing review, differences could be identified between the accounting policies of Amgen and Otezla® that, when conformed, could have a material impact on the Pro Forma Financial Statements presented herein.

AMGEN INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Nine Months Ended September 30, 2019
(In millions, except per-share data)
(Unaudited)

	Amgen (Historical)	Otezla® (Historical)	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues:
Product sales	$16,323	$1,434	$—		$17,757
Other revenues	842	—	—		842
Total revenues	17,165	1,434	—		18,599

Operating expenses:
Cost of sales	3,103	43	1,228	3(b)	4,374
Research and development	2,804	144	—		2,948
Selling	—	458	(458)	3(a)	—
General and administrative	—	16	(16)	3(a)	—
Selling, general and administrative	3,637	—	490	3(a), 3(b), 3(c)	4,127
Other	(5)	—	—		(5)
Total operating expenses	9,539	661	1,244		11,444

Operating income	7,626	773	(1,244)		7,155

Interest expense, net	988	—	—		988
Interest and other income, net	517	—	—		517

Income before income taxes	7,155	773	(1,244)		6,684

Provision for income taxes	1,016	—	(94)	3(d)	922

Net income	$6,139	$773	$(1,150)		$5,762

Earnings per share:
Basic	$10.08			3(e)	$9.46
Diluted	$10.01			3(e)	$9.40

Shares used in calculation of earnings per share:
Basic	609				609
Diluted	613				613
See accompanying notes to the unaudited pro forma condensed combined financial statements.

AMGEN INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2018
(In millions, except per-share data)
(Unaudited)

	Amgen (Historical)	Otezla® (Historical)	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues:
Product sales	$22,533	$1,612	$—		$24,145
Other revenues	1,214	—	—		1,214
Total revenues	23,747	1,612	—		25,359

Operating expenses:
Cost of sales	4,101	53	1,636	3(b)	5,790
Research and development	3,737	212	—		3,949
Selling	—	622	(622)	3(a)	—
General and administrative	—	18	(18)	3(a)	—
Selling, general and administrative	5,332	—	662	3(a), 3(b), 3(c)	5,994
Other	314	—	—		314
Total operating expenses	13,484	905	1,658		16,047

Operating income	10,263	707	(1,658)		9,312

Interest expense, net	1,392	—	—		1,392
Interest and other income, net	674	—	—		674

Income before income taxes	9,545	707	(1,658)		8,594

Provision for income taxes	1,151	—	(190)	3(d)	961

Net income	$8,394	$707	$(1,468)		$7,633

Earnings per share:
Basic	$12.70			3(e)	$11.55
Diluted	$12.62			3(e)	$11.48

Shares used in calculation of earnings per share:
Basic	661				661
Diluted	665				665
See accompanying notes to the unaudited pro forma condensed combined financial statements.

AMGEN INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2019
(In millions)
(Unaudited)

	Amgen (Historical)	Otezla® (Historical)	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$11,415	$—	$(8,440)	2	$2,975
Marketable securities	9,438	—	(5,000)	2	4,438
Trade receivables, net	3,606	—	—		3,606
Inventories	3,243	65	251	2	3,559
Other current assets	3,349	—	4	2	3,353
Total current assets	31,051	65	(13,185)		17,931

Property, plant and equipment, net	4,901	—	—		4,901
Intangible assets, net	6,702	—	13,249	2	19,951
Goodwill	14,705	—	—		14,705
Other assets	2,176	4	—		2,180
Total assets	$59,535	$69	$64		$59,668

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,005	$—	$—		$1,005
Accrued liabilities	7,683	21	—		7,704
Current portion of long-term debt	2,049	—	—		2,049
Total current liabilities	10,737	21	—		10,758

Long-term debt	27,742	—	—		27,742
Long-term deferred tax liabilities	665	—	21	3(d)	686
Long-term tax liabilities	7,921	—	85	3(d)	8,006
Other noncurrent liabilities	1,543	6	—		1,549

Stockholders’ equity:
Common stock and additional paid-in capital	31,451	—	—		31,451
Accumulated deficit	(20,136)	—	—		(20,136)
Accumulated other comprehensive loss	(388)	—	—		(388)
Total stockholders’ equity	10,927	—	—		10,927
Total liabilities and stockholders’ equity	$59,535	$27	$106		$59,668
See accompanying notes to the unaudited pro forma condensed combined financial statements.

AMGEN INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of presentation
The Pro Forma Financial Statements were prepared in accordance with Article 11 of Regulation S-X to illustrate the pro forma effects of the Acquisition. See Note 2, Estimated accumulated cost of assets acquired and preliminary allocation. The Pro Forma Statements of Income for the nine months ended September 30, 2019 and the year ended December 31, 2018 combine the historical consolidated statements of income of Amgen and Otezla® for such periods, giving effect to (i) the Acquisition as if it had taken place on January 1, 2018 and (ii) the assumptions and adjustments described in the accompanying notes to these Pro Forma Financial Statements. The Pro Forma Balance Sheet as of September 30, 2019 combines the historical unaudited condensed consolidated balance sheet of Amgen and the unaudited statement of assets acquired and liabilities assumed of Otezla® as of September 30, 2019, giving effect to (i) the Acquisition as if it had taken place on September 30, 2019 and (ii) the assumptions and adjustments described in the accompanying notes to these Pro Forma Financial Statements. The pro forma adjustments described in the accompanying notes are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the Pro Forma Statements of Income, expected to have a continuing impact on the combined results of Amgen and Otezla®.
The Pro Forma Financial Statements were prepared using the cost accumulation and allocation method, as the Acquisition was considered to be an asset acquisition under GAAP. Amgen has not completed the detailed valuation procedures and tax analysis necessary to finalize the accounting for the Acquisition. The accumulated cost of the assets acquired, the cost allocation, the useful lives and the associated tax adjustments presented within these Pro Forma Financial Statements are preliminary and reflect management’s initial estimates based on available information. Accordingly, the final accounting adjustments for the Acquisition may be materially different from the unaudited pro forma adjustments described in the accompanying notes.
2. Estimated accumulated cost of assets acquired and preliminary allocation
As the Acquisition was accounted for as an asset acquisition under GAAP, Amgen allocated the accumulated cost of the acquisition to the assets acquired based on their relative fair values. The accumulated cost of the acquisition includes direct acquisition related costs and applicable taxes. Goodwill is not recognized in the accounting for an asset acquisition. Rather, the excess of the accumulated cost over the fair value of the net assets acquired is reallocated to certain nonfinancial assets acquired. The recorded carrying value of the assets acquired is also impacted by tax adjustments as described in Note 3(d) below.
Amgen has performed a preliminary valuation analysis of the fair market value of Otezla®’s assets acquired and liabilities assumed.
The following table sets forth a preliminary allocation of the estimated accumulated cost to the identifiable tangible and intangible assets acquired and liabilities assumed as if the Acquisition had taken place on September 30, 2019 (in millions):

Amounts
Cash purchase price	$13,400
Transaction costs and taxes	40
Accumulated cost (consideration transferred)	$13,440

Inventory	$316
Intangible assets	13,249
Deferred tax liability, net	(21)
Deferred credit	(85)
Other liabilities, net	(19)
Total assets acquired, net	$13,440
The pro forma adjustments in the Pro Forma Balance Sheet represent the difference between the allocated cost of the identifiable net assets acquired and the historical cost of the net assets acquired. As the Special Purpose Financial Statements are prepared on an abbreviated basis, the Special Purpose Statement of Assets Acquired and Liabilities Assumed does not contain equity. Therefore, the historical Otezla® information and the pro forma adjustments on the Pro Forma Balance Sheet are necessarily out of balance by offsetting amounts.

The Pro Forma Balance Sheet also reflects the following pro forma adjustments: (1) liquidation of $5 billion in marketable securities, the proceeds of which in conjunction with existing cash and cash equivalents were used to fund the Acquisition and (2) an increase in the carrying value of inventory acquired of $251 million ($316 million per the allocation above, less the historical carrying value of $65 million).
This preliminary allocation has been used to prepare other pro forma adjustments in the Pro Forma Statements of Income and the Pro Forma Balance Sheet, as described below. The final cost allocation will be determined when Amgen has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.
3. Pro forma adjustments
The pro forma adjustments are based on Amgen’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the Pro Forma Financial Statements:

(a)
To conform the presentation used in the Otezla® Special Purpose Financial Statements to the historical financial statement presentation used by Amgen. General and administrative and Selling expenses in the Otezla® Special Purpose Financial Statements have been combined into Selling, general and administrative expenses in the Pro Forma Statements of Income.

(b)	Amortization of identifiable assets acquired consists of the following (dollar amounts in millions):

	Increase in carrying value of identifiable assets acquired	Estimated useful life (in years)	Nine months ended September 30, 2019	Year ended December 31, 2018	Pro Forma Statements of Income locations
Inventory	$251	2.5	$75	$100	Cost of sales
Intangible assets	13,249	8.5	1,169	1,558	Cost of sales and Selling, general and administrative
Total	$13,500		$1,244	$1,658
The straight-line amortization related to the increase in carrying value of the identifiable assets acquired is reflected as a pro forma adjustment in the Pro Forma Statements of Income based on the estimated useful lives. The intangible assets acquired relate primarily to the global intellectual property rights of Otezla®, with the remainder related to acquired workforce and favorable contracts. These intangible assets were determined to have a weighted-average estimated useful life of approximately 8.5 years. The attribution of the inventory step-up to cost of sales will have a recurring impact over an estimated life of approximately 2.5 years, and is expected to materially reflect the straight-line amortization method.
A 10% change in the fair value of the intangible assets would change amortization expense on a pro forma basis by an immaterial amount given that the fair value is used to allocate the accumulated cost on a relative fair value basis, and any excess is reallocated back to certain nonfinancial assets (which is primarily the intangible assets acquired). The recorded carrying value of assets acquired is also impacted by tax adjustments as described in Note 3(d) below. The identifiable assets acquired and related amortization are preliminary and are based on management’s initial estimates based on available information. The amount that will ultimately be allocated to identifiable assets acquired and liabilities assumed, and the related amount of amortization, may differ materially from this preliminary allocation.

(c)
The accumulated cost of the net assets acquired includes an estimated $37 million of transaction fees and $3 million in taxes. The estimated direct transaction fees include professional services and transaction advisory fees, and the taxes relate to non-U.S. consumption taxes directly related to the Acquisition.

(d)
As the Acquisition was accounted for as an asset acquisition under GAAP, there is a difference between the book basis and tax basis of the assets acquired. GAAP prohibits any immediate income tax expense or benefit from the recognition of those deferred taxes, and, instead, requires the use of simultaneous equations to determine the assigned value of the assets acquired and the related deferred tax assets or liabilities. Use of this methodology resulted in a pro forma increase to the carrying value of the intangible assets and inventory of $103 million and $3 million, respectively, offset by a deferred tax liability of $106 million. Although goodwill was not recognized for accounting purposes, goodwill is created for tax purposes, resulting in pro forma adjustments for a deferred tax asset of $85 million, offset by a deferred credit of $85 million. The deferred tax liability of $106 million was netted with the deferred tax asset of $85 million, for a net deferred tax liability of $21 million. The tax effects of the Acquisition are preliminary and are based on Amgen’s estimated blended global statutory tax rate of 20%. The tax amounts that will ultimately be recorded will be based on the applicable statutory rates by jurisdiction, and may differ materially from this preliminary estimate.

The Special Purpose Financial Statements were prepared on an abbreviated basis and do not include a tax provision. As such, the pro forma tax benefit was computed by subtracting the pro forma effects of amortization (as described in Note 3(b) above), from the earnings before tax of the Otezla® product line, multiplied by Amgen’s estimated blended global statutory tax rate of 20%. The tax provision that will ultimately be recorded by Amgen will be based on the application of the asset and liability approach prescribed by GAAP, and may differ materially from this preliminary estimate.
The table below presents the estimated pro forma tax benefit of the Acquisition (in millions):

	Nine months ended September 30, 2019	Year ended December 31, 2018
Otezla® earnings before tax	$773	$707
Amortization	(1,244)	(1,658)
Otezla® pro forma loss before tax	$(471)	$(951)

Tax benefit	$(94)	$(190)

(e)	The computation of pro forma basic and diluted earnings per share is shown in the table below (in millions, except per-share data).

	Nine months ended September 30, 2019	Year ended December 31, 2018
Net income	$5,762	$7,633

Earnings per share:
Basic	$9.46	$11.55
Diluted	$9.40	$11.48

Shares used in calculation of earnings per share
Basic	609	661
Diluted	613	665